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                                                                    EXHIBIT 99.3

GAINSCO ANNOUNCES DIRECTOR ACTIONS

Thursday September 5, 2:34 pm ET

DALLAS, Sept. 5 -- GAINSCO, INC. (OTC Bulletin Board: GNAC) today announced that at its regular quarterly Board of Directors meeting, Hugh M. Balloch, a Principal with Goff Moore Strategic Partners, L.P. ("GMSP") was elected a Director to fill one of the two Director positions held by representatives designated by GMSP. Mr. Balloch replaces J. Randall Chappel who resigned from the Board for personal reasons and who had previously filled one of the two GMSP-designated Director positions.

Mr. Balloch joined GMSP in 1999 after 23 years in banking and finance with Chase Bank. Mr. Balloch is a director of OpenConnect Systems of Dallas.

GAINSCO, INC. is a Dallas, Texas-based holding company. The Company's nonstandard personal automobile insurance products are distributed through retail agents in Florida. Its primary insurance subsidiaries are General Agents Insurance Company of America, Inc., MGA Insurance Company, Inc., GAINSCO County Mutual Insurance Company and Midwest Casualty Insurance Company.



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